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                                                                    Exhibit B-31

                                     BY LAWS

                                       OF

                            IWC RESOURCES CORPORATION

                                    ARTICLE I

                            Meetings of Shareholders

Section 1. Annual Meetings. Annual meetings of the shareholders of the Corporation shall be held on the Friday following the third Monday of April of each year, beginning in the year 1994, at such hour and at such place within or without the State of Indiana as shall be designated by the Board of Directors. In the absence of designation, the meeting shall be held at the principal office of the Corporation at 11:00 a.m. The Board of Directors may, by resolution, change the date or time of such annual meeting. If the day fixed for any annual meeting of shareholders shall fall on a legal holiday, then such annual meeting shall be held on the first following day that is not a legal holiday.

Section 2. Special Meetings. Special meetings of the shareholders of the Corporation may be called at any time by the Board of Directors, the Chief Executive Officer or the President and shall be called by the Board of Directors if the Secretary received written, dated and signed demands for a special meeting, describing in reasonable detail the purpose or purposes for which it is to be held, from the holders of at least twenty-five percent (25%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. If the Secretary receives one (1) or more proper written demands for a special meeting of shareholders, the Board of Directors may set a record date for determining shareholders entitled to make such demand. The Board of Directors or the officer, as the case may be, calling a special meeting of shareholders shall set the date, time and place of such meeting, which may be held within or without the State of Indiana.

Section 3. Notices. A written notice, stating the date, time and place of any meeting of the shareholders, and in the case of a special meeting the purpose or purposes for which such meeting is called, shall be delivered or mailed by the Secretary of the Corporation, to each shareholder of record of the Corporation entitled to notice of or to vote at such meeting no fewer than ten (10) nor more than sixty (60) days before the date of the meeting. In the event of a special meeting of shareholders required to be called as the result of a demand therefore made by shareholders, such notice shall be given no later than the sixtieth (60th) day after the Corporation's receipt of the demand requiring the meeting to be mailed, postage prepaid, to each shareholder at his address shown in the Corporation's current record of shareholders.

A shareholder or his proxy may at any time waive notice of a meeting if the waiver is in

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writing and is delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records. A shareholder's attendance at a meeting, whether in person or by proxy, (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter when it is presented. Each shareholder who has in the manner above provided waived notice or objection to notice of a shareholders' meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.

If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment, unless a new record date is or must be established for the adjourned meeting.

Section 4. Voting. Except as otherwise provided by the Indiana Business Corporation Law or the Corporation's Restated Articles of Incorporation, each share of the capital stock of any class of the Corporation that is outstanding at the record date established for any annual or special meeting of shareholders and is outstanding at the time of and represented in person or by proxy at the annual or special meeting, shall entitle the record holder thereof, or his proxy, to one (1) vote on each matter voted on at the meeting.

Section 5. Quorum. Unless the Corporation's Restated Articles of Incorporation or the Indiana Business Corporation Law provide otherwise, at all meetings of shareholders a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a shareholders' meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 6. Vote Required to Take Action. If a quorum exists as to a matter to be considered at a meeting of shareholders, action on such matter (other than the eclection of Directors) is approved if the votes properly case favoring the action exceed the votes properly cast opposing the action, except as the Corporation's Restated Articles of Incorporation or the Indiana Business Corporation Law require a greater number of affirmative votes. Directors shall be elected by a plurality of the votes properly cast.

Section 7. Record Date. Only such persons shall be entitled to notice of or to vote, in person or by proxy, at any shareholders' meeting as shall appear as shareholders upon the books of the Corporation as of such record date as the Board of Directors shall determine, which date may not be earlier than the date seventy (70) days immediately preceding the meeting. In the absence of such determination, the record date shall be the forty-fifth

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(45th) day immediately preceding the date of such meeting. Unless otherwise provided by the Board of Directors, shareholder shall be determined as of the close of business on the record date.

Section 8. Proxies. A shareholder may vote his shares either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder (including authorizing the proxy to receive, or to waive, notice of any shareholders' meetings within the effective period of such proxy) by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer of agent authorized to tabulate votes and is effective for eleven (11) months unless a longer period is expressly provided in the appointment form. The proxy's authority may be limited to a particular meeting or may be general and authorize the proxy to represent the shareholder at any meeting of shareholders held within the time provided in the appointment form. Subject to the Indiana Business Corporation Law and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of a shareholder making the appointment.

Section 9. Removal of Directors. Any of all of the members of the Board of Directors may be removed, for good cause, at a meeting of the shareholders called expressly for that purpose, by a vote of the holders of outstanding shares representing at least sixty-six and two-thirds percent (66-2/3%) of the votes then entitled to be cast at an election of Directors. Directors may not be removed in the absence of good cause.

Section 10. Written Consents. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one (1) or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section 10 is effective when the last shareholder signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Such consent shall have the same effect as a unanimous vote of all shareholders and may be described as such in any document.

                                   ARTICLE II

                                    Directors

Section 1. Number and Terms. Business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of fourteen (14) Directors. From and after the effective date of this resolution, the Directors shall be divided into three (3) groups consisting of two groups of five (5) Directors each and one group of four (4) Directors. The term of office of those Directors serving as of the date hereof shall remain unchanged and shall expire at the time stated at their last election to the Board of Directors. The term of iffice of the Director elected to fill the vacancy created by the

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increase in the size of the board of Directors shall serve until the 1993 annual meeting of shareholders and until his successor is elected and has been duly qualified; and at each annual meeting of shareholders, the Directors chosen to succeed those whose terms then expire shall be identified as being of the same group as the Directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting of shareholders.

Section 2. Quorum and Vote Required to Take Action. A majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of any business, except the filling of vacancies. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the act of a greater number is required by the Indiana Business Corporation Law, the Corporation's Restated Articles of Incorporation or these Bylaws.

Section 3. Annual and Regular Meetings. The Board of Directors shall meet annually, without notice, immediately following the annual meeting of the shareholders, for the purpose of transacting such business as properly may come before the meeting. Other regular meetings of the Board of Directors, in addition to said annual meeting, shall be held on the Friday following the third Monday of January, July and October, at such time of the day and at such place as shall be fixed by the Chief Executive Officer and specified in a notice of each such regular meeting, or otherwise communicated to the Directors. The Board of Directors may at any time alter the date for the next regular meeting of the Board of Directors.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President of the Corporation or by a majority of the members of the Board of Directors upon not less than twenty-four (24) hours' notice given to each Director of the date, time and place of the meeting, which notice need not specify the purpose or purposes of the special meeting. Such notice may be communicated in person (either in writing or orally), by telephone, telegraph, teletype or other form of wire or wireless communication, or by mail, and shall be effective at the earlier of the time of its receipt or, if mailed, five (5) days after its mailing. Notice of any meeting of the Board may be waived in writing at any time if the waiver is signed by the Director entitled to the notice and is filed with the minutes or corporate records. A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting, unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 5. Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each Director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 5 is effective when the last Director signs the consent, unless the

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consent specifies a different prior or subsequent effective date, in which cases the action is effective on or as of the specified date. A consent signed under the Section 5 has the effect of a meeting vote and may be described as such in any document.

Section 6. Participation by Conference Telephone. Unless the Board of Directors determines otherwise, any or all Directors may participate in a regular or special meeting by the means of communication, such as conference telephone, by which all Directors participating may simultaneously hear each other during the Meeting. A Director participating in a meeting by such means is deemed to be present in person at the meeting.

Section 7. Executive Committee. (a) The Executive Committee of the Board of Directors, which is created by this Section 7, shall consist of a total of seven
(7) members of the Board of Directors and shall include the Chairman of the Board and the President. The members of the Executive Committee shall be appointed by the Board of Directors, by resolution adopted by a majority of all Directors in office at the time of adoption of such resolution, and shall serve at the pleasure of the Board of Directors.

(b) During the intervals between meetings of the Board of Directors, the Executive Committee shall have any may exercise all of the authority of the Board of Directors; provided, however, that the Executive Committee may not:

     (1) authorize dividends or other distributions, except that the Executive Committee may authorize or approve a reacquisition of shares if done according to a formula or method described by the Board of Directors;

     (2) approve or propose to shareholders action that is required to be approved by shareholders;

     (3)  fill vacancies on the Board of Directors or on any of its committees;

     (4) amend the Corporation's Restated Articles of Incorporation under IC 23-1-38-2;

     (5)  adopt, amend, repeal, or waive provisions of these Bylaws; or

     (6)  approve a plan or merger not requiring shareholder approval.

(c) No member of the Executive Committee shall continue to be a member thereof after he ceases to be a Director of the Corporation. The term of a member of the Executive Committee shall end with the annual meeting of the Board of Directors that next follows the date on which such member was appointed to the Executive Committee; but this provision shall not be construed to limit the number of successive terms that may be served by any person as a member of the Executive Committee. The Board of Directors shall have the power, exercisable at any time, to increase or diminish the number of members of the Executive Committee, to remove any member, to fill vacancies in its membership, to change its functions or terminate its existence, and to diminish or increase its powers. The Board of Directors shall fix the fee to be paid to each member of the Executive Committee for his services as such. However, no such fee shall be fixed

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for or paid to any member of the Executive Committee who is also an officer or employee of the Corporation.

(d) At all meetings of the Executive Committee, the Chief Executive Officer shall, if present, act as Chairman. The Secretary of the Corporation may act as Secretary of the Executive Committee. Minutes shall be kept of each meeting of the Executive Committee and shall be submitted for approval at the next subsequent meeting of the Board of Directors. Neither a failure to submit any such minutes to the Board of Directors nor the Board's failure or refusal to approve any such minutes so submitted shall invalidate any completed or incompleted action authorized by the Executive Committee and taken by the Corporation prior to the meeting of the Board of Directors at which such minutes should have been, or were, submitted for approval.

(e) Regular meetings of the Executive Committee, or which no notice shall be necessary, shall be held at such times and places as the Executive Committee shall fix by resolution. Special meetings of the Executive Committee may be called by any member of the Executive Committee.

(f) Except to the extent inconsistent with this Section 7, Sections 1 through 6 of this Article II, which govern meetings, action without meeting, notice and waiver of notice, quorum and voting requirements and telephone participation in meetings of the Board of Directors, apply to the Executive Committee and its members as well.

(g) The creation of, delegation of authority to, or action by the Executive Committee does not alone constitute compliance by a Director with the standards of conduct required under the Indiana Business Corporation Law or the Restated Articles of Incorporation of the Corporation.

Section 8. Other Committees. (a) The Board of Directors may create one (1) or more other committees and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. Each committee may have one
(1) or more members, and all the members of a committee shall serve at the pleasure of the Board of Directors.

(b) To the extent specified by the Board of Directors in the resolution creating a committee, each committee may exercise all of the authority of the Board of Directors; provided, however, that a committee may not:

     (1) authorize dividends or other distributions, except a committee may authorize or approve a reacquisition of shares if done according to a formula or method described by the Board of Directors:

     (2) approve or propose to shareholders action that is required to be approved by shareholders;

     (3)  fill vacancies on the Board of Directors or on any of its committees;

     (4) amend the Corporation's Restated Articles of Incorporation under IC23-1-38-2

     (5)  adopt, amend, repeal, or waive provisions of these Bylaws; or

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     (6)  approve a plan of merger not requiring shareholder approval.

(c) Except to the extent inconsistent with the resolutions creating a committee, Sections 1 through 6 of this Article II, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements and telephone participation in meetings of the Board of Directors, apply to the committee and its members as well.

                                   ARTICLE III

                                    Officers

Section 1. Designation, Selection and Terms. The officers of the Corporation shall consist of the Chairman of the Board, the Chief Executive Officer, the President, the Executive Vice President, the Senior Vice President, the Treasurer, the Secretary and the Controller. The Board of Directors may also elect other Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers or assistant officers as it may from time to time determine by resolution creating the office and defining the duties thereof. In addition, the Chief Executive Officer or the President may, by a certificate of appointment creating the office and defining the duties thereof delivered to the Secretary for inclusion with the corporate records, from time to time create and appoint such assistant officers as they deem desirable. The officers of the corporation shall be elected by the Board of Directors (or appointed by the Chief Executive Officer or the President as provided above) and need not be selected from among the members of the Board of Directors, except for the Chairman of the Board, the Chief Executive officer and the President who shall be members of such Board of Directors. Any two (2) or more offices may be held by the same person, and either the Chairman of the Board of the President shall also be the Chief Executive Officer. All officers shall serve at the pleasure of the Board of Directors and, with respect to officers appointed by the Chief Executive Officer or the President, also at the pleasure of such officers. The election or appointment of an officer does not itself create contract rights.

Section 2. Removal. The Board of Directors may remove any officer at any time with or without cause. An Officer appointed by the Chief Executive Officer or the President may also be removed at any time, with or without cause, by either of such officers. Vacancies in such offices, however occurring, may be filled by the Board of Directors at any meeting of the Board of Directors (or by appointment by the Chief Executive Officer or the President, to the extent provided in Section 1 of this Article III).

Section 3. Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the shareholders and of the Board of Directors. In addition, he shall have such other responsibilities and powers and perform such other duties as may, from time to time, be prescribed by the Board of Directors.

Section 4. Chief Executive Officer. The Chief Executive Officer shall be the chief

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executive and principal policy-making officer of the corporation. Subject to the authority of the Board of Directors, he shall formulate the major policies to be pursued in the administration of the Corporation's affairs. He shall study and make reports and recommendations to the Board of Directors with respect to major problems and activities of the Corporation and shall see that the established policies are placed into effect and carried out under the Board, the Chief Executive Officer shall preside at meetings of the shareholders and of the Board of Directors.

Section 5. President. Subject to the provisions of Section 4, the President shall be the Chief administrative officer of the Corporation, shall exercise the powers and perform the duties which ordinarily appertain to that office and shall manage and incorporate the business and affairs of the Corporation in conformity with the policies established by the Board of Directors and by the Chief Executive Officer, or as may be provided for in the Bylaws. In connection with the performance of his duties, he shall keep the Chief Executive Officer fully informed as to all phases of the Corporation's activities. In the absence of both the Chairman of the Board and the Chief Executive Officer, the President shall preside at meetings of the shareholders and of the Board of Directors.

Section 6. Executive Vice President. The Executive Vice President shall have such powers and perform such duties as the Board of Directors may, from time to time, prescribe and as the Chief Executive Officer or the President may, from time to time, delegate to him. The Executive Vice President shall, if requested by the Chief Executive Officer or by the Board of Directors, perform the duties and exercise the functions of the President in his absence or during his inability to act.

Section 7. Senior Vice President. The Senior Vice President shall be the chief financial officer of the Corporation and shall perform all of the duties customary to that office. He shall be responsible for all of the Corporation's financial affairs, subject to the supervision and direction of the Chief Executive Officer and the President, and shall have and perform such further powers and duties as the Board of Directors may, from time to time, prescribe and as the Chief Executive Officer or the President may, from time to time, delegate to him.

Section 8. Vice President. Each Vice President shall have such powers and perform such duties as the Board of Directors may, from time to time, prescribe and as the Chief Executive Officer or the President may, from time to time, delegate to him.

Section 9. Treasurer. The Treasurer shall perform all of the duties customary to that office, including the duly of supervising the keeping of the records of the receipts and disbursements of the Corporation. He shall submit to the Board of Directors at such times as the Board may require full statements showing in detail the financial condition and affairs of the Corporation. He shall also be responsible for causing the Corporation to furnish financial statements to its shareholders pursuant to IC 23-1-53-1.

Section 10. Secretary. The Secretary shall be the custodian of the books, papers and records of the Corporation and of its corporate seal, if any, and shall be responsible for

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seeing that the Corporation maintains the records required by IC 23-1-52-1
(other than accounting records) and that the Corporation files with the Indiana Secretary of State the annual report required by IC 23-1-53-3. The Secretary shall be responsible for preparing minutes of the meetings of the shareholders and of the Board of Directors and for authenticating records of the Corporation, and he shall perform all of the other duties usual in the office of Secretary of a corporation.

Section 11. Controller. The Controller shall be the chief accounting officer of the Corporation and shall be responsible for maintaining the Corporation's accounting books and records and preparing its financial statements, subject to the supervision and direction of the Senior Vice President, the Treasurer and other superior officers within the Corporation.

Section 12. Assistant Treasurer. In the absence of inability of the Treasurer, the Assistant Treasurer, if any, shall perform only such duties as are specifically assigned to him, in writing, by the Board of Directors, the Chief Executive Officer, the President, the Senior Vice President or the Treasurer.

Section 13. Assistant Secretary. In the absence or inability of the Secretary, the Assistant Secretary, if any, shall perform only such duties as are provided herein or specifically assigned to him, in writing, by the Board of Directors, the Chief Executive Officer, the President or the Secretary.

Section 14. Salary. The Board of Directors may, at its discretion, from time to time, fix the salary of any officer by resolution placed of record in the minutes.

                                   ARTICLE IV

                                     Checks

All checks, drafts or other orders for payment of money shall be signed in the name of the Corporation by such officers or persons as shall be designated from time to time by resolution adopted by the Board of Directors and spread of record in the minute book of the Corporation.

                                    ARTICLE V

                                      Loans

Such of the officers of the Corporation shall be designated from time to time by any resolution adopted by the Board of Directors and spread of record in the minute book shall have the power, with such limitations thereon as may be fixed by the Board of

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Directors, to borrow money in the Corporation's behalf, to establish credit, to discount bills and papers, to pledge collateral and to execute such notes, bonds, debentures or other evidences of indebtedness, and such mortgages, trust indentures and other instruments in connection therewith, as may be authorized from time to time by such Board of Directors.

                                   ARTICLE VI

                             Execution of Documents

The Chief Executive Officer or the President may, in the Corporation's name, sign all deeds, leases, contracts or similar documents that may be authorized by the Board of Directors unless otherwise directed by the Board of Directors or otherwise provided herein or in the Corporation's Restated Articles of Incorporation, or as otherwise required by law.

                                   ARTICLE VII

                                      Stock

Section 1. Execution. Certificates for shares of the capital stock of the Corporation shall be signed by the Chairman of the Board, the Chief Executive Officer or the President and by the Secretary and the seal of the Corporation (or a facsimile thereof), if any, may be thereto affixed. Where any such certificate is also signed by a transfer agent or a registrar, or both, the signatures of the officers of the Corporation may be facsimiles. The Corporation may issue and deliver any such certificate notwithstanding that any such officer who shall have signed, or whose facsimile signature shall have been imprinted on, such certificate shall have ceased to be such officer.

Section 2. Contents. Each certificate shall state on its face the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon his written request and without charge, a summary of the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).

Section 3. Transfers. Except as otherwise provided by law or by resolution of the Board of Directors, transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the owner thereof in person or by duly authorized

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attorney, on payment of all taxes thereon and surrender for cancellation of the certificate or certificates for such shares (except as hereinafter provided in the case of loss, destruction of mutilation of certificates) properly endorsed by the holder thereof or accompanied by the proper evidence of succession, assignment or authority to transfer, and delivered to the Secretary or an Assistant Secretary.

Section 4. Stock Transfer Records. There shall be entered upon the stock records of the Corporation the number of each certificate issued, the name and address of the registered holder of such certificate, the number, kind and class of shares represented by such certificate, the date of issue, whether the shares are originally issued or transferred, the registered holder from whom transferred and such other information as is commonly required to be shown by such records. The stock records of the Corporation shall be kept at its principal office, unless the Corporation appoints a transfer agent or registrat, in which case the Corporation shall keep at its principal office a complete and accurate shareholders' list giving the names and addresses of all shareholders and the number and class of shares held by each. If a transfer agent is appointed by the Corporation, shareholders shall give written notice of any changes in their addresses from time to time to the transfer agent.

Section 5. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature of either or both.

Section 6. Loss, Destruction or Mutilation of Certificates. The holder of any of the capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefore, and the Board of Directors may, in its discretion, cause to be issued to him a new certificate or certificates of stock, upon the surrender of the mutilated certificate, or, in the case of loss or destruction, upon satisfactory proof of such loss or destruction. The Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and in such form, and with such surety or sureties as it may direct, to indemnify the Corporation, its transfer agents and registrars, if any, against any claim that may be made against them or any of them with respect to the certificate or certificates alleged to have been lost or destroyed, but the Board of Directors may, in its discretion, refuse to issue a new certificate or certificates, save upon the order of a court having jurisdiction in such matters.

Section 7. Form of Certificates. The form of the certificates for shares of the capital stock of the Corporation shall be in such printed form as shall from time to time be approved by resolution of the Board of Directors.

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                                  ARTICLE VIII

                                      Seal

The corporate seal of the Corporation shall, if the Corporation elects to have one, be in the form of a disc, with the name of the Corporation and "INDIANA" on the periphery thereof and the word "SEAL" in the center.

                                   ARTICLE IX

                                  Miscellaneous

Section 1. Indiana Business Corporation Law. The provisions of the Indiana Business Corporation Law, as amended, applicable to all matters relevant to, but not specifically covered by, these Bylaws are hereby, by reference, incorporated in and made a part of these Bylaws.

Section 2. Fiscal Year. The fiscal year of the Corporation shall end on the 31st of December of each year.

Section 3. Redemption of Shares Acquired in Control Share Acquisitions. If an whenever the provisions of IC 23-1-42 apply to the Corporation, any or all control shares acquired in a control share acquisition shall be subject to redemption by the Corporation, if either:

     (a) no acquiring person statement has been filed with the Corporation with respect to such control share acquisition in accordance with IC 23-1-42-6; or

     (b) The control shares are not accorded full voting rights by the Corporation's shareholders as provided in IC 23-1-42-9.

A redemption pursuant to Section 3(a) may be made at any time during the period ending sixty (60) days after the last acquisition of control shares by the acquiring person. A redemption pursuant to Section 3(b) may be made at any time during the period ending two (2) years after the shareholder vote with respect to the granting of voting rights to such control shares. Any redemption pursuant to this Section 3 shall be made at the fair value of the control shares and pursuant to such procedures for such redemption as may be set forth in these Bylaws or adopted by resolution of the Board of Directors.

As used in this Section 3, the terms "control shares", control share acquisition", "acquiring person statement" and "Acquiring person" shall have the meanings ascribed to such terms in IC 23-1-42.

Section 4. Five-Year Freeze Statue. The provisions of IC 23-1-43 shall apply to the Corporation regardless of whether or not it has a class of voting securities registered with the Securities and Exchange Commission under Section 12 of the Securities and

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Exchange Act of 1934.

                                    ARTICLE X

                                   Amendments

These Bylaws may be rescinded, changed or amended, and provisions hereof may be waived, at any annual, regular or special meeting of the Board of Directors.

Amended April 15, 1993

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                                                                    Exhibit B-31

                            UNANIMOUS WRITTEN CONSENT
                        IN LIEU OF SPECIAL MEETING OF THE
                              BOARD OF DIRECTORS OF
                            IWC RESOURCES CORPORATION

     The undersigned, being sole director of IWC Resources Corporation, an Indiana corporation (the "Corporation"), does hereby consent and agree to the adoption of the following resolutions pursuant to the authority of Section 23-1-34-2 of the Indiana Business Corporation Law, in lieu of holding a special meeting of the directors of the Corporation:

                           RESOLUTION AMENDING BY-LAWS

     WHEREAS, The director of the Corporation believes it to be in the best interests of the Corporation to amend the By-Laws to change the date of the annual meeting of the stockholders.

     WHEREAS, The director of the Corporation believes it to be in the best interests of the Corporation to amend the By-Laws to provide for a range in the number of directors to be not less than one and not more than five.

     NOW, THEREFORE, BE IT RESOLVED, that Article I, Section 1, of the By-Laws of the Corporation shall be deleted in its entirety and is hereby amended to read as follows

          "Section 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held on the third Tuesday in the month of May of each year, if such day is not a legal holiday, and if a holiday, then on the next business day which is not a legal holiday. If for any reason the annual meeting of the stockholders shall not be held at the time and place herein provided, the same may be held at any time thereafter, but not later than the date which is five months after the close of the Corporation's fiscal year, or the date which is fifteen months after the last annual meeting, whichever is earlier. Such date and time of meeting may be changed by action of the Board of Directors."

     BE IT FURTHER RESOLVED, That Article II, Section 1, of the By-Laws of the Corporation shall be deleted in its entirety and is hereby amended and restated to read as follows:

          "Section 1. Number and Terms. The number of directors which shall constitute the whole Board shall be not less than one (1) nor more than five (5) as determined from time to time by resolution of the Board of Directors or by the stockholders. The directors shall be elected at the annual meeting of the stockholders, except as may be provided elsewhere

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     in the By-Laws, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in a manner permitted by statute or these By-Laws. Directors need not be stockholders"

Dated and effective as of Tuesday, June 1st, 2004

                                        /s/ Samuel W. Miller, Jr.
                                        ----------------------------------------
                                        Samuel W. Miller, Jr.
                                        Director

                                        Being the sole director of the
                                        Corporation